Liberty Silver Corp. Amends Letter of Intent to

Acquire Bunker Hill Mine

May 23, 2017 - Toronto, Ontario. Liberty Silver Corp. (“Liberty” or the “Company”) (CSE: LSL) is pleased to announce that, following discussions with Placer Mining Corp. (“Placer” or the “Vendor”), the current owner of the Bunker Hill Mine, that have occurred over the last several days, Placer and Liberty have elected to undertake several modifications to the Letter of Intent that exists between the Parties.

Pursuant to these amendments, the parties have agreed, among other things, that, in consideration of the use of the Russell Tunnel, Liberty will indemnify the vendor and its officers, agents and employees from any liabilities arising out of Liberty’s repair and use of the Russell Tunnel, the connected ramp system and access to the Newgard area and other tunnels connected to the Russell Tunnel that will be accessed by Liberty’s due diligence programs. Liberty also agrees to provide certain evidence of insurance coverage and workmen’s compensation insurance compliance from its principal contractor, who is currently working at the Russell Tunnel.

Also, in consideration of Liberty’s continuing to make public news releases and public filings regarding agreements, progress and timelines with respect to due diligence and progress toward closing the Bunker Hill Mine purchase, Liberty agrees to indemnify the Vendor and its officers, agents and employees from any liabilities arising out of the filing or dissemination of news releases, reports and other market information with respect to the Bunker Hill proposed transaction, including any alleged negligence of the vendor with respect to dissemination of information. In this regard, Liberty agrees to notify Placer of any future news releases to enable Placer to provide comments.

The closing date for the sale is extended to July 28, 2017 to enable the parties to complete necessary agreements and plans with applicable United States government agencies. Additionally, either party can request a further extension of 30 days if requested. Liberty agrees to make a partial payment of US$100,000 to be credited toward the purchase price (and an additional US$100,000 if closing is extended for an additional 30 days) and Placer agrees to provide, within a defined period, certain financial and corporate information specified by the terms of the Letter of Intent. The Vendor also agrees to provide its comments and proposed changes to the definitive purchase agreement by June 10, 2017 with both parties acknowledging that further changes to the definitive agreement may result from due diligence, discovery, and results of upcoming meetings with applicable United States governmental agencies. Finally, the vendor has retracted certain notices of default that have been addressed by the recent amendments.

On completion of the sale, the acquisition of the Bunker Hill Mine Complex will include all current and historic data relating to the Bunker Hill Mine Complex (such as drill logs, reports, maps and similar information located at the mine site or at any other location); all mining rights and claims, surface rights, easements, existing infrastructure at Milo Gulch; all equipment and infrastructure located anywhere underground at the Bunker Hill Mine Complex; and the majority of machinery and buildings at the Kellogg Tunnel portal level excluding the machine shop building and milling equipment located within the building. Also excluded are the historic Caledonia Mine (East Hanging Wall area), the Crystal Vug Stope, and a group of patented mining claims located east of the Bunker Hill, all of which will remain the property of Placer Mining Corp.

Initial discovery and development of the property began in 1885, and from that time until the mine closed in 1981 it produced over 35.8 million tons of ore at an average mined grade of 8.76% lead, 4.52 ounces per ton silver, and 3.67% zinc (Bunker Limited Partnership,1985). Throughout the long history of the mine, there were over 40 different orebodies discovered and mined, primarily consisting of Zinc-Lead-Silver mineralization. The Bunker Hill and Sullivan Mining Company had a strong history of regular dividend payments to shareholders from the time the Company went public in 1905 until it was acquired in a hostile takeover by Gulf Resources in 1968. When the mine first closed in 1981, it was estimated to still contain significant resources (Bunker Limited Partnership, 1985).

The Mine and Smelter Complex were closed in 1981 when Gulf Resources was not able to continue to comply with new regulatory structures brought on by the passage of environmental statutes and as then enforced by the Environmental Protection Agency (EPA).

The Bunker Hill Lead Smelter, Electrolytic Zinc Plant and historic milling facilities were demolished about 25 years ago, and the area became part of the “National Priority List” for cleanup under EPA regulations, thereby pausing development of the Bunker Hill Mine. The Company has been in contact with government officials who have expressed strong support and cooperation for the Company efforts.

The acquisition price, as described in the Letter of Intent, is a total of US$30,000,000. The initial US$15,000,000 of the total acquisition price will be paid annually over the course of 5 years from the closing date, of which US$150,000 has been paid to date pursuant to the Letter of Intent; US$3,350,000 will become due by the closing date; US$3,500,000 is due on the first anniversary of the closing date; US$3,000,000 on the second anniversary; US$2,000,000 on the third and fourth anniversaries; and US$1,000,000 on the fifth anniversary.

The balance of US$15,000,000 will become due in 15 equal installments beginning upon the anniversary of the closing date in 2023 and on each anniversary of the closing date thereafter. The Letter of Intent provides for conditions under which the fifteen equal payments may be accelerated and paid partly in shares based on prevailing market prices and share volumes.

In addition, a net smelter return royalty with an aggregate maximum capped payment of US$60,000,000 will be granted at a rate of 2% for the first US$15,000,000; 1% for the next US$15,000,000; and 0.5% for the remaining US$30,000,000. The Company has, to date, made payments totalling US$280,000 with respect to certain property carrying costs and which are not counted toward the purchase price. Additionally, for two years after the closing, the Company will hire three members of Placer’s current staff.

Further announcements will be made from time to time on the status of the acquisition of the Bunker Hill Mine Complex. Technical information in this press release was reviewed and approved by James Baughman, P.Geo., a consultant to Liberty, and a Qualified Person under National Instrument 43-101.

About Liberty Silver Corp.

Liberty has the right to earn a joint venture interest in the 10,020-acre Trinity Silver Project pursuant to the terms of an earn-in agreement with Renaissance Exploration Inc. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty’s flagship project. Liberty has entered into the Letter of Intent to Acquire the Bunker Hill Mine Complex which is subject to due diligence and definitive documentation.

Information about Liberty is available on its website, www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For additional information contact:

Bruce Reid, Chief Executive Officer

(647) 500-4495

info@libertysilvercorp.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. The forward looking statements made herein are based on information currently available to the Company and the Company provides no assurance that actual results will meet management’s expectations or assumptions with respect to, among other things, the ability of Liberty to successfully complete due diligence on the Bunker Hill Mine Complex, settle a definitive agreement on the terms as provided in the Letter of Intent or other satisfactory terms or at all, and fund the initial purchase payment for which Liberty does not have funds at this time, the ability of Liberty to preserve its interests in the Trinity Silver Project which is dependent on the completion of a feasibility study, the Company’s present and future financial condition, the Company’s ability to secure financing, the Company’s ability to secure a public market for its securities, and the state of financial markets. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”, and may include statements regarding, among other things, the terms of the Letter of Intent to acquire the Bunker Hill Mine Complex, completion of the necessary due diligence and funding of the acquisition. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, and the Company’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: the inability of Liberty to successfully complete due diligence on the Bunker Hill Mine Complex, settle a definitive agreement on the terms as provided in the Letter of Intent or other satisfactory terms or at all, and fund the initial purchase payment for which Liberty does not have funds at this time; the inability of Liberty to complete a feasibility study pursuant to the terms of the Trinity Silver Project earn-in agreement; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing; the inability of the Company to secure a public market for its securities and whether an active public market can be developed or sustained; development of changes in general economic conditions and conditions in the financial markets; changes in demand and prices for precious metals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; operational difficulties encountered in connection with the activities of the Company; and other matters discussed in this news release. This list is not exhaustive of the factors that may affect any of the Company’s forward-looking statements. These and other factors made in public disclosures and filings by the Company should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. The Company does not undertake to update any forward-looking statement that may be made from time to time by the Company or on its behalf, except in accordance with applicable securities laws.